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                                                                      EXHIBIT 11

                         HI-RISE RECYCLING SYSTEMS, INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE

          FOR THE THREE MONTHS ENDED MARCH 31, 1997 AND MARCH 31, 1998

                                                          THREE MONTHS                       THREE MONTHS
                                                             ENDED                               ENDED
                                                         MARCH 31, 1997                     MARCH 31, 1998
                                                         --------------                     --------------

Basic Calculation:

Net income (loss)                                         $ (182,722)                        $ (387,563)
                                                          ==========                         ==========

Weighted average shares outstanding                        5,585,833                          7,326,936
                                                          ==========                         ==========

Basic income (loss) per share                             $    (0.03)                        $     0.05
                                                          ==========                         ==========

Diluted Calculation:

Net income (loss)                                         $ (182,722)                        $ (387,563)
                                                          ==========                         ==========

Weighted average shares outstanding                        5,585,833                          7,326,936

Diluted effect of common stock equivalents                         0                          3,745,486
                                                          ----------                         ----------

Diluted weighted average shares outstanding
  and common stock equivalents                             5,585,833                         11,072,422
                                                          ==========                         ==========

Diluted income (loss) per share                           $    (0.03)                        $     0.04
                                                          ==========                         ==========
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The effect of 1,310,111 shares of potential common stock were anti-dilutive for the three months ended March 31, 1997.